As filed with the Securities and Exchange Commission on September 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Capital Bancorp, Inc.

(Name of Small Business Issuer in its Charter)

Virginia	6712	11-3782033
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, Virginia 23060 (804) 273-1160		4222 Cox Road, Suite 200 Glen Allen, Virginia 23060 (804) 273-1160
(Address and Telephone Number of Principal Executive Offices)		(Address of Principal Place of Business or Intended Principal Place of Business)

First Capital Bancorp, Inc.

2000 Stock Option Plan

Robert G. Watts, Jr.

President and Chief Executive Officer

First Capital Bancorp, Inc.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

(Name, Address and Telephone Number of Agent for Service)

Copies to

Dwight Hopewell, Esquire

Kevin D. Pomfret, Esquire

Cantor Arkema, P. C.

1111 East Main Street, 16th Floor

P.O. Box 561

Richmond, Virginia 23218

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $4.00 par value,	338,484 shares	$13.77	$4,660,924.68	$143.09

(1)	The Securities to be registered are issuable under the First Capital Bancorp 2000 Stock Option Plan. Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based upon $13.77 per share, which represents the average of the high and low prices reported on the NASDAQ Capital Market on September 21, 2007

PART I

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the First Capital Bancorp, Inc. 2000 Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). Such documents are not required to be, and are not being, filed by First Capital Bancorp, Inc. with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Throughout this Registration Statement, the words “FCB,” “we,” the “Company,” “our,” and “Registrant” refer to First Capital Bancorp., Inc.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by FCB with the SEC pursuant to the Securities Act of 1933 and pursuant to the Securities and Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference, as of their respective dates, in this Registration Statement and shall be deemed to be part hereof:

•

FCB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the SEC on March 28, 2007, as amended by Amendment No. 1 to Annual Report on Form 10-KSB filed with the SEC on June 13, 2007.

•	FCB’s Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2007 and June 30, 2007 filed with the SEC on May 15, 2007 and August 13, 2007, respectively;

•	FCB’s Current Reports on Form 8-K filed with the SEC on January 31, 2007, May 11, 2007, May 22, 2007, July 16, 2007 and July 27, 2007; and

•

The description of FCB’s Common Stock, par value $4.00 per share (the “Common Stock”), contained in the section entitled “Description of Capital Stock of FCB’s Registration Statement on Form SB-2 (File No. 333-141312) filed with the SEC on March 15, 2007, as amended, and including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by FCB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof fro their respective dates of filing (such documents, and the documents listed above, being hereafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by FCB pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of FCB’s Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

Item 4.	Description of Securities

Not applicable

Item 5.	Interests of Named Expert Counsel

The validity of the shares of our common stock offered hereby will be passed upon us for us by the law firm of Cantor Arkema, P.C., Richmond, Virginia. Grant S. Grayson, the Chairman of our Board of Directors, is a partner in Cantor Arkema, P.C.

Item 6.	Indemnification of Officers and Directors

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the “Code”) permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

The Articles of Incorporation of the Registrant contain provision indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

The Registrant maintains a directors’ and officers’ liability insurance policy with Cincinnati Insurance Company, which provides coverage for the Registrant and for directors and officers of the Registrant against certain damages and expenses relating to claims against them for negligent acts, errors or omissions, or breaches of duty in their capacity as directors or officers of the Registrant. The policy is a “claims made” policy with a limit of liability of $4,000,000 for each policy period.

Item 7.	Exemption from Registration Claimed

Not applicable

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement.

No.	Description
5	Opinion of Cantor Arkema, P.C. (filed herewith)

10.1	2000 Stock Option Plan (formerly First Capital Bank 2000 Stock Option Plan.)[1]

23.1	Consent of Cherry, Bekaert & Holland, L.L.P. (filed herewith).

23.2	Consent of Cantor Arkema, P. C. (included in Exhibit 5).

24	Power of Attorney (included on signature page).

[1]

Expressly incorporated herein by reference from the Registrant’s Amendment No. 1 to Registrations Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2007. The Exhibit number set forth above corresponds to the Exhibit number in the Amendment No. 1.

Item 9.	Undertakings.

The Registrant issuer will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (1)(i) and (1)(ii) of this undertaking do not apply to this Registration Statement on Form S-8 to the extent that the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section1 3 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Henrico, Virginia on September 19, 2007.

First Capital Bancorp, Inc.

By:	/s/ Robert G. Watts, Jr.
President and Chief Executive Officer
(duly authorized representative)

Each of the undersigned hereby appoints Robert G. Watts, Jr. and William W. Ranson, and each of them, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all exhibits and pre-effective or post-effective amendments to this registration statement on Form S-8, any other registration statements and exhibits thereto related to the offering that is the subject of this registration statement filed under such Act, and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Robert G. Watts, Jr. Robert G. Watts, Jr.	President, Chief Executive Officer and Director (principal executive officer)	September 19, 2007

/s/ William W. Ranson William W. Ranson	Chief Financial Officer, Treasurer and Secretary (principal accounting and financial officer)	September 19, 2007

/s/ Grant S. Grayson Grant S. Grayson	Director	September 19, 2007

/s/ Richard W. Wright Richard W. Wright	Director	September 18, 2007

/s/ Kamlesh N. Dave, M.D. Kamlesh N. Dave, M.D.	Director	September 19, 2007

/s/ Debra L. Richardson Debra L. Richardson	Director	September 19, 2007

/s/ Gerald Yospin Gerald Yospin	Director	September 19, 2007

/s/ Jay M. Weinberg Jay M. Weinberg	Director	September 19, 2007

/s/ Gerald Blake Gerald Blake	Director	September 19, 2007

/s/ Yancey S. Jones Yancey S. Jones	Director	September 19, 2007

/s/ Joseph C. Stiles, Jr. Joseph C. Stiles, Jr.	Director	September 19, 2007

/s/ P. C. Amin P.C. Amin	Director	September 19, 2007